Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Senior Manager, Marketing Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for First Quarter of Fiscal 2011

SUNNYVALE, Calif., November 8, 2010 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the first quarter of fiscal year 2011, ended September 30, 2010.

For the first quarter of fiscal 2011, Accuray reported total revenue of $38.1 million, a decrease over the first quarter of fiscal 2010 total revenue of $50.6 million.

Net loss for the first quarter of fiscal 2011 was $4.6 million, or $0.08 per share, compared to net loss of $3.3 million, or $0.06 per share, during the same period last year.

During the first quarter of fiscal 2011, seven orders for CyberKnife® Robotic Radiosurgery Systems were added to company backlog, with a total value of $33.8 million. In addition, new service and other ancillary orders with a value of $16.8 million were signed.    During the first quarter, one order was canceled by a customer and removed from backlog.

Total backlog for the end of the first quarter of fiscal 2011 was $381 million, with approximately $136 million associated with CyberKnife System contracts and approximately $245 million associated with services and other recurring revenue.

In the first quarter of fiscal 2011, nine new CyberKnife Systems were installed, increasing the worldwide CyberKnife installation base to 216.

“Our first quarter results were consistent with the guidance provided and reflective of the seasonality of our business in orders, shipments and revenue,” said Euan Thomson, president and chief executive officer of Accuray Incorporated.  “We are confident that the continued strong book-to-bill ratio of the past four quarters is a positive indicator of future revenue growth and should be reflected in significantly stronger revenue during the second half of the current year.”

Accuray’s cash and investment balances at the end of the first quarter of fiscal 2011 totaled $140.9 million, which includes cash and cash equivalents of $42.5 million, restricted cash of $22,000 and short-term investments of $98.3 million.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2011 Accuray maintains the expectation that revenue will be in the range of $210 million to $225 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Monday, November 8, 2010 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-800-901-5259 (USA) or 1-617-786-4514 (International), Conference ID:  52510687.  A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 26757984, beginning at 5:00 p.m. PT / 8:00 p.m. ET, November 8, 2010 and will be available through November 11, 2010. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the second quarter of fiscal 2011, ending December 31, 2010.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 100,000 patients worldwide and currently more than 215 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2011, the portion of revenue attributable to CyberKnife System revenue, gross margin, profitability, customer installation schedules, realization of backlog and service activity. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2010 fiscal year which has been filed with the Securities and Exchange Commission, as updated in our Form 10-Q filed on even date herewith. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended
	September 30, 2010	September 30, 2009
Net revenue:
Products	$19,275	$30,346
Shared ownership program	641	481
Services	17,734	19,654
Other	418	94
Total net revenue	38,068	50,575
Cost of revenue:
Cost of products	7,325	14,651
Cost of shared ownership program	172	321
Cost of services	11,800	13,920
Cost of other	534	64
Total cost of revenue	19,831	28,956
Gross profit	18,237	21,619
Operating expenses:
Selling and marketing	7,760	8,649
Research and development	8,047	7,662
General and administrative	8,559	8,930
Total operating expenses	24,366	25,241
Loss from operations	(6,129)	(3,622)
Interest and other income, net	1,616	485
Loss before provision for income taxes	(4,513)	(3,137)
Provision for income taxes	127	139
Net loss	$(4,640)	$(3,276)

Net loss per common share, basic and diluted:
Basic	$(0.08)	$(0.06)
Diluted	$(0.08)	$(0.06)
Weighted average common shares outstanding used in computing net loss per share:
Basic	58,667	56,713
Diluted	58,667	56,713
Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$463	$231
Selling and marketing	$244	$808
Research and development	$674	$648
General and administrative	$1,115	$1,418

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	June 30,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$42,542	$45,434
Restricted cash	22	22
Short-term marketable securities	98,330	99,881
Accounts receivable, net of allowance for doubtful accounts of $266 at September 30, 2010 and $115 at June 30, 2010	36,779	37,955
Inventories	30,014	28,186
Prepaid expenses and other current assets	10,637	19,356
Deferred cost of revenue—current	8,494	7,889
Total current assets	226,818	238,723
Property and equipment, net	17,065	14,684
Goodwill	4,495	4,495
Intangible assets, net	323	388
Deferred cost of revenue—noncurrent	3,066	3,213
Other assets	1,815	1,681
Total assets	$253,582	$263,184
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,677	$10,317
Accrued expenses	14,130	21,455
Customer advances—current	15,730	12,884
Deferred revenue—current	37,552	42,019
Total current liabilities	78,089	86,675
Long-term liabilities:
Long-term other liabilities	1,019	1,059
Deferred revenue—noncurrent	5,774	5,374
Total liabilities	84,882	93,108

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 60,999,300 and 60,666,974 shares at September 30, 2010 and June 30,2010, respectively; outstanding: 58,859,282 and 58,526,956 shares at September 30, 2010 and June 30, 2010, respectively	60	59
Additional paid-in capital	290,937	287,764
Accumulated other comprehensive income	46	(71)
Accumulated deficit	(122,343)	(117,676)
Total stockholders’ equity	168,700	170,076

Total liabilities and stockholders’ equity	$253,582	$263,184